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                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement"), dated as of September 12, 1999, is by and among PDQ.Net, Incorporated, a Texas corporation (the "Company"), William E. Ladin, Jr. ("Ladin") and J.N. Palmer Family Partnership ("Palmer"), principal shareholders of the Company, Internet America, Inc., a Texas corporation ("Parent") and GEEK Houston II, Inc., a Texas corporation and wholly owned subsidiary of Parent (the "Merger Sub"). Ladin and Palmer are referred to collectively as the "Principal Shareholders."

                                  WITNESSETH:

     WHEREAS, the Company is in the business of providing Internet access to customers, both individuals and businesses, in the Texas market;

     WHEREAS, the respective Boards of Directors of the Company, Merger Sub and Parent have adopted resolutions approving and adopting the proposed merger (the "Merger") of Merger Sub with and into the Company upon the terms and conditions hereinafter set forth in this Agreement; and

     WHEREAS, Parent, Merger Sub, the Company and the Principal Shareholders intend that the Merger of Merger Sub with and into the Company qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder; and

     WHEREAS, the Principal Shareholders, who together own approximately 59% of the outstanding common stock of the Company, desire to enter into this Agreement for the purpose of evidencing their consent to the consummation of the Merger and for the purpose of making certain representations, warranties, covenants and agreements. Certain terms used in this Agreement are defined in Exhibit A attached hereto; and

     WHEREAS, as a condition and inducement of the Company and Parent entering into this Agreement and incurring the obligations set forth herein, certain shareholders of the Company and Parent have entered into a Voting Agreement, in substantially the form attached hereto as Exhibit B (the "Voting Agreement").

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Subject to the terms and conditions of this Agreement, Merger Sub will be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company (sometimes referred to herein as the "Surviving Corporation") shall be the surviving corporation in the Merger. The Merger shall have the effects set forth in
Article 5.06 of the Texas Business Corporation Act (the "TBCA").

     SECTION 1.02. Effective Time of the Merger. The parties hereto shall cause Articles of Merger (the "Articles of Merger") that meet the requirements of the applicable provisions of the TBCA to be properly executed and filed with the Secretary of State of Texas on the Closing Date. The Merger shall be effective at the time of acceptance of the filing of the Articles of Merger with the Secretary of State of the State of Texas in accordance with the TBCA or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

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     SECTION 1.03. The Surviving Corporation.

          (a) Articles of Incorporation. The Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation.

          (b) Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

          (c) Directors and Officers. The directors and officers of the Company shall be as set forth on Schedule 1.03 from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

     SECTION 1.04. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Company, Parent, Merger Sub or any holder of capital stock of any of them, subject to the limitations contained herein:

          (a) Subject to Section 1.06, each share of common stock of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive shares of fully paid and nonassessable common stock of Parent (the "Parent Common Stock") in the amount equal to the Exchange Ratio; provided, however, that of the shares of Parent Common Stock to be issued hereunder, 240,000 of such shares (the "Escrowed Shares") shall be held in an escrow account pursuant to an escrow agreement, the form of which is attached hereto as Exhibit E (the "Escrow Agreement"), for indemnification purposes. The Escrowed Shares shall be apportioned among the holders of Company Common Stock in accordance with their pro rata portion of the aggregate shares of Company Common Stock. By approving this Agreement at a vote of shareholders of the Company or by written consent, such shareholders agree
     (i) to the terms of the Escrow Agreement, (ii) to the appointment of Ladin as their representative for purposes of the Escrow Agreement, (iii) that the Escrow Agreement cannot be terminated or amended without the prior written consent of Parent, except as provided in the Escrow Agreement and
     (iv) to the indemnification provisions contained in Section 11.01 herein. The shares of Parent Common Stock shall be issued to the Company's shareholders as set forth on Schedule 1.04(a).

          (b) Each Company Incentive Stock Option outstanding immediately prior to the Effective Time shall be exchanged for an option to purchase Parent Common Stock in the amount of the Exchange Ratio (the "Parent Incentive Stock Options") under a substantially similar Incentive Stock Option Plan to be adopted by Parent prior to Closing, and each Company Incentive Stock Option shall be deemed to be canceled as of the Closing Date. The Parent Incentive Stock Options shall be issued as set forth on Schedule 1.04(b).

          (c) Each Company Non-Qualified Stock Option outstanding immediately prior to the Effective Time shall be exchanged for an option to purchase Parent Common Stock in the amount of the Exchange Ratio (the "Parent Nonqualified Stock Options", and together with the Parent Incentive Stock Options, the "Parent Options") under a substantially similar Non-Qualified Stock Option Plan to be adopted by Parent prior to Closing, and each Company Non-Qualified Stock Option shall be deemed canceled as of the Closing Date. The Parent Non-Qualified Stock Options shall be issued as set forth on Schedule 1.04(c).

          (d) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one share of Common Stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 1.05. Stock Certificates. At or following the Effective Time, each holder of an outstanding certificate or certificates representing Company Common Stock shall surrender the same to the Parent and the Parent shall, in exchange therefor, issue to the holder of such certificate(s) shares of Parent Common Stock in

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accordance with Section 1.04, and the surrendered certificate(s) shall be canceled. From and after the Effective Time, all shares of the Company Common Stock converted in accordance with Section 1.04 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Until surrendered and exchanged, each certificate of Company Common Stock shall represent solely the right to receive Parent Common Stock in accordance with
Section 1.04, without interest and less any tax withholding. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they are converted in accordance with Section 1.04.

     SECTION 1.06. Dissenting Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time not voted in favor of the Merger, the holder of which has given written notice of the exercise of dissenter's rights and has perfected such rights as required by the TBCA, is herein called a "Dissenting Share." Dissenting Shares shall not be converted into or represent the right to receive Parent Common Stock pursuant to Section
1.04 and shall be entitled only to such rights as are available to such holder pursuant to the TBCA, unless the holder thereof shall have withdrawn or forfeited his dissenter's rights. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the TBCA. The Company will pay to any holder of Dissenting Shares such amount as such holder shall be entitled to receive in accordance with the applicable provisions of the TBCA. If any holder of Dissenting Shares shall effectively withdraw or forfeit his dissenter's rights under the TBCA, such Dissenting Shares shall be converted into the right to receive Parent Common Stock in accordance with Section 1.04.

     SECTION 1.07. Tax-Free Reorganization. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations promulgated thereunder.

     SECTION 1.08. Further Documents. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the other parties to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of Merger Sub or the Company, or to effect the other purposes of this Agreement.

     SECTION 1.09. Adjustment of Exchange Ratio. The Exchange Ratio shall be adjusted in the event of any consolidation, reorganization, recapitalization, stock split, stock dividend or other like event which occurs, between the date of this Agreement and the Closing Date, with respect to the Parent Common Stock.

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS

     Each of the Principal Shareholders, severally and not jointly, represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

     SECTION 2.01. Ownership of the Stock. Such Principal Shareholder owns, beneficially and of record, good and marketable title to the shares of Company Common Stock set forth opposite such Principal Shareholder's name on Schedule 3.01, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options and shareholders' agreements, except as set forth in Schedule 3.01. At the Closing, such Principal Shareholder will convey to Parent or tender in exchange for the Parent Common Stock good and marketable title to all of the shares of Company Common Stock set forth opposite such Principal Shareholder's name on Schedule 3.01, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements, except as set forth in Schedule 3.01.

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     SECTION 2.02. No Other Commitments. Except as set forth in Schedule 2.02, such Principal Shareholder is not party to or bound by, nor does such Principal Shareholder have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Company owned by such Principal Shareholder or any securities of any Subsidiary.

     SECTION 2.03. Authority and Validity. Such Principal Shareholder has full power and authority to execute, deliver and perform this Agreement and the agreements set forth in Schedule 2.03 (the "Related Agreements") to which such Principal Shareholder is or shall be a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been or will be as of the Closing Date duly executed and delivered by such Principal Shareholder, and constitute or will constitute at Closing the legal, valid and binding obligations of such Principal Shareholder, enforceable against such Principal Shareholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     SECTION 2.04. No Violation. Except as set forth in Schedule 2.02, neither the execution, delivery or performance of this Agreement or the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any organizational document of such Principal Shareholder or any agreement, indenture or other instrument under which such Principal Shareholder is bound or to which the shares of Company Common Stock owned by such Principal Shareholder are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the shares of Company Common Stock owned by such Principal Shareholder, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or public, governmental or regulatory agency or body having jurisdiction over such Principal Shareholder or the shares of Company Common Stock owned by such Principal Shareholder.

     SECTION 2.05. Compliance with Laws. There are no existing violations by such Principal Shareholder of any federal, state or local law or regulation that could affect the property or business of the Company. Such Principal Shareholder is not subject to, or in default with respect to, any continuing court or administrative order, writ, injunction or decree applicable specifically to the Company or to its business, assets, operations or employees.

     SECTION 2.06. Investments in Competitors. Such Principal Shareholder does not own directly or indirectly any interests or any investment in any corporation, business or other person that is a Competitor of the Company or any Subsidiary, other than a passive investment consisting of an aggregate interest of up to 5% in any such Competitor which is a reporting company under the Securities Exchange Act of 1934, as amended.

     SECTION 2.07. Consents. Except as set forth in Schedule 2.02, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the Related Agreements by such Principal Shareholder.

     SECTION 2.08. Status of Principal Shareholders. Such Principal Shareholder is a sophisticated investor with such knowledge and experience in financial and business matters that such Principal Shareholder is capable of evaluating the merits and risks of an investment in Parent, and is able to bear the economic risk of loss of such Principal Shareholder's investment in Parent. Such Principal Shareholder is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Such Principal Shareholder is acting on its own behalf in connection with the investigation and examination of Parent and its decision to execute these documents and consummate the transactions contemplated herein. Such Principal Shareholder is acquiring its portion of the Parent Common Stock for its own account and not with a view to distribution. Such Principal Shareholder acknowledges that the Parent Common Stock is not and will not be registered except as provided in Article X and may not be sold or transferred in the absence of registration
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under the Securities Act and applicable state securities laws, unless an exemption exists therefor (including, without limitation, Rule 144 under the Securities Act).

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LADIN

     The Company and Ladin represent and warrant that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date (it being acknowledged and agreed that indemnification for any breaches of the representations and warranties set forth in this Article III shall be as provided in Article XI below):

     SECTION 3.01. Ownership of the Stock. The shareholders listed on Schedule
3.01 own, beneficially and of record, good and marketable title to the shares of Company Common Stock set forth opposite such shareholders' names on Schedule 3.01, which constitutes all of the issued and outstanding capital stock of the Company, and to the knowledge of the Company and Ladin, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements, except as set forth in Schedule 3.01. At the Closing, the shareholders of the Company will convey to Parent good and marketable title to all of the issued and outstanding capital stock of the Company, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders' agreements or restrictions, except as set forth in Schedule 3.01.

     SECTION 3.02. Organization and Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, which jurisdictions are listed on
Schedule 3.02. The Company does not have any assets, employees or offices in any state other than the states listed on Schedule 3.02.

     SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of (a) 16,000,000 shares of common stock, par value $0.01 per share, of which 6,517,923 shares are issued and outstanding, and (b) 1,000,000 shares of preferred stock, par value $10.00 per share, of which no shares are issued and outstanding, and no shares of such capital stock are held in the treasury of the Company. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.03, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Company. Except as set forth in
Schedule 3.01, neither the Company nor, to the Company's or Ladin's knowledge, the shareholders of the Company are parties to or bound by, nor do they have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Company. No shares of capital stock of the Company have been issued or disposed of in violation of the preemptive rights of any of the Company's shareholders. Any accrued dividends on the capital stock of the Company, whether or not declared, have been paid in full.

     SECTION 3.04. Corporate Records. The copies of the Company's Articles of Incorporation and Bylaws, and all amendments thereto, that have been delivered to Parent are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company, copies of which have been delivered to Parent, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the shareholders of the Company since the formation of the Company.

     SECTION 3.05. Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been or will be upon approval by the necessary vote of shareholders of the Company duly authorized by all director and shareholder action required by the Company. This
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Agreement and the Related Agreements have been or will be as of the Closing Date duly executed and delivered by the Company and constitute or will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies, subject to approval by the shareholders of the Company. The merger of Merger Sub with and into the Company as set forth herein will not impair the ability or authority of the Company to carry on its business as now conducted in any respect.

     SECTION 3.06. Subsidiaries. Except as set forth on Schedule 3.06, the Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity. Each Subsidiary is duly organized and validly existing in good standing under the laws of the state in which it is incorporated, and is duly qualified to do business and in good standing in each jurisdiction wherein failure to qualify to do business could adversely affect the Subsidiary. The Company has delivered to Parent true, complete and correct copies of the Articles of Incorporation and Bylaws of each Subsidiary, as in effect on the date hereof. The authorized capital stock of each Subsidiary is set forth in Schedule 3.06. All issued and outstanding shares of capital stock of each Subsidiary are duly authorized and validly issued and outstanding, fully paid and nonassessable and are owned by the Company free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements. There are in existence no options, warrants or similar rights granted by any Subsidiary, or any agreements to which any Subsidiary is a party, for the issuance or sale by it of any securities except to the Company. Each Subsidiary has obtained or duly applied for all such material licenses, permits and certificates from government agencies and authorities as are necessary to the conduct of its business, and the consummation of the transactions contemplated hereby will not result in the loss or impairment of, or any default under, any such license, permit or certificate.

     SECTION 3.07. No Violation. Neither the execution, delivery or performance of this Agreement or the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company or any agreement, indenture or other instrument under which the Company is bound or to which the Company Common Stock or any of the assets of the Company or any Subsidiary are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Company Common Stock or any of the assets of the Company or any Subsidiary, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, the Company Common Stock or the assets of the Company or any Subsidiary.

     SECTION 3.08. Consents. Except as set forth in Schedule 3.08, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the Related Agreements on the part of the Company.

     SECTION 3.09. Financial Statements. The Company has furnished to Parent the audited consolidated balance sheet and related audited consolidated statements of income, retained earnings and cash flows for the twelve-month periods ended December 31, 1998 and December 31, 1997, including the notes thereto (the "Audited Financial Statements"), as well as unaudited consolidated balance sheets and related unaudited consolidated statements of income, retained earnings and cash flows for each month ended thereafter through July 31, 1999 (the "Unaudited Financial Statements," and together with the Audited Financial Statements, the "Financial Statements"). The Audited Financial Statements are true, correct and complete, are in accordance with the books and records of the Company and the Subsidiaries, fairly present the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods. The Unaudited Financial Statements are in accordance with the books and records of the Company and the Subsidiaries, and fairly present the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates and for the periods indicated, except for the absence of notes thereto and subject to normal year-end audit adjustments which are not material. The
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books of account of the Company and the Subsidiaries have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of the Company and the Subsidiaries have been properly recorded in such books.

     SECTION 3.10. Liabilities and Obligations. The Financial Statements reflect all liabilities of the Company and the Subsidiaries, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof. All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Financial Statements, neither the Company nor any Subsidiary is liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and neither the Company, any Subsidiary nor Ladin know of any basis for the assertion of any other claims or liabilities of any nature or in any amount.

     SECTION 3.11. Employee Matters.

          (a) Cash Compensation. Schedule 3.11(a) contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Company and the Subsidiaries. Except as set forth on Schedule 3.11(a), there have been no promised increases in Cash Compensation of employees of the Company and the Subsidiaries that have not yet been effected.

          (b) Compensation Plans. Schedule 3.11(b) contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company and/or the Subsidiaries or to which the Company or any Subsidiary contributes on behalf of its employees, other than Employee Benefit Plans listed in Schedule 3.12(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. The Company has provided Parent a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Each of the Compensation Plans can be terminated or amended at will by the Company.

          (c) Employment Agreements. Schedule 3.11(c) contains a complete and accurate list of all employment agreements (the "Employment Agreements") to which the Company and/or any Subsidiary is a party with respect to its employees. The Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements. The Company has provided Parent a copy of each written Employment Agreement and a written description of each unwritten Employment Agreement.

          (d) Employee Policies and Procedures. Schedule 3.11(d) contains a complete and accurate list of all employee manuals, policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Company and/or any Subsidiary. The Company has provided or made available to Parent a copy of all written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures. Each of the Employee Policies and Procedures can be amended or terminated at will by the Company or the appropriate Subsidiary, as the case may be.

          (e) Unwritten Amendments. No unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements or Employee Policies and Procedures.

          (f) Labor Compliance. The Company and each Subsidiary (i) has been and is in compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Neither the Company nor any Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. There are no (i) unfair labor practice charges or
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     complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or, to the knowledge of Company and Ladin, threatened, against the Company or any Subsidiary before any federal, state or local court, board, department, commission or agency nor, to the knowledge of the Company and Ladin, does any basis therefor exist or (ii) existing or, to the knowledge of Company and Ladin, threatened, labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company or any Subsidiary, nor, to the knowledge of the Company and Ladin, does any basis therefor exist.

          (g) Unions. Neither the Company nor any Subsidiary has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company or any Subsidiary are represented by any union, labor organization or collective bargaining unit. To the knowledge of the Company and Ladin, the employees of the Company and the Subsidiaries have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

          (h) Aliens. All employees of the Company and the Subsidiaries are citizens of, or are authorized to be employed in, the United States.

     SECTION 3.12. Employee Benefit Plans.

          (a) Identification. Schedule 3.12(a) contains a complete and accurate list of all employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by the Company or any Subsidiary or to which the Company or any Subsidiary contributes on behalf of its employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. The Company has provided Parent with or made available to Parent, copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Company has provided Parent a written description of all existing practices engaged in by the Company or any Subsidiary that constitute Employee Benefit Plans. Each of the Employee Benefit Plans can be terminated or amended at will by the Company or the appropriate Subsidiary, as the case may be. No unwritten amendment exists with respect to any Employee Benefit Plan.

          (b) Administration. Each Employee Benefit Plan has been administered and maintained in compliance with all laws, rules and regulations. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. No prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan. No threatened or pending claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

          (c) Qualification. The Company has received a favorable determination letter or ruling from the Internal Revenue Service for each Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. No proceedings exist or have been threatened that could result in the revocation of any such favorable determination letter or ruling.

          (d) Funding Status. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company or any Subsidiary is a member (a "Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in
     Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof. Schedule 3.12(d) contains a complete and accurate statement of all actuarial assumptions applied to determine the present value of accrued benefits under all Employee Benefit Plans subject to actuarial assumptions. Neither the Company nor any Subsidiary or any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

          (e) Multiemployer Plans. Neither the Company nor any Subsidiary nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (f) PBGC. No facts or circumstances exist that would result in the imposition of liability against Parent by the Pension Benefit Guaranty Company as a result of any act or omission by the Company, any Subsidiary or any member of a Controlled Group. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

          (g) Medical and Dental Care Claims. To the Company's and Ladin's knowledge, Schedule 3.12(g) contains a complete and accurate list of all claims made (without identifying specific individuals) under any medical or dental care plan or commitment offered by the Company or any Subsidiary to its employees involving hospitalization, medical or dental care claims that have exceeded $80,000 per year for an individual during the Company's current fiscal year or the last fiscal year preceding the date hereof. Neither the Company nor any Subsidiary has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with the Company or any Subsidiary, except as otherwise required by part 6 of Subtitle B of Title I of ERISA.

     SECTION 3.13. Absence of Certain Changes. Except as set forth in Schedule 3.13, since July 31, 1999, neither the Company nor any Subsidiary has

          (a) suffered any material adverse change in its condition (financial or otherwise), operations, assets, liabilities, business or prospects;

          (b) contracted for the purchase of any capital assets having a cost in excess of $60,000 or paid any capital expenditures in excess of $60,000;

          (c) incurred any indebtedness for borrowed money or issued or sold any debt securities;

          (d) incurred or discharged any liabilities or obligations except in the ordinary course of business;

          (e) paid any amount on any indebtedness prior to the due date, forgiven or canceled any debts or claims or released or waived any rights or claims;

          (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets;

          (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has materially and adversely affected, or that the Company or Ladin reasonably expect to materially and adversely affect, its business;

          (h) acquired or disposed of any assets except in the ordinary course of business;

          (i) written up or written down the carrying value of any of its assets;

          (j) changed the costing system or depreciation methods of accounting for its assets;

          (k) waived any material rights or forgiven any material claims;

          (l) lost or terminated any employee, customer or supplier, the loss or termination of which has materially and adversely affected, or that the Company or Ladin reasonably expect to materially and adversely affect, its business or assets;

          (m) increased the compensation of any director or officer;

          (n) increased the compensation of any employee except in the ordinary course of business;

          (o) made any payments to or loaned any money to any person or entity referred to in Section 3.29;

          (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

          (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights;

          (r) entered into, adopted or amended any Employee Benefit Plan; or

          (s) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the Related Agreements or to the transactions contemplated hereby or thereby, or that has materially and adversely affected, or could materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or its Subsidiaries.

     SECTION 3.14. Title; Leased Assets.

          (a) Real Property. The Company and the Subsidiaries own no real property. The leased real property referred to in Section 3.14(c) constitutes the only real property used in the conduct of the business of the Company and the Subsidiaries.

          (b) Personal Property. Except as set forth in Schedule 3.14(b), the Company and the Subsidiaries have good, valid and marketable title to all tangible and intangible personal property owned by them (collectively, the "Personal Property"). The Personal Property and the leased personal property referred to in Section 3.14(c) constitute the only personal property used in the conduct of the business of the Company and the Subsidiaries.

          (c) Leases. A list and brief description of all leases of real and personal property to which the Company or any Subsidiary is a party, either as lessor or lessee, are set forth in Schedule 3.14(c). All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

          (d) Right to Use Assets. Except for those assets acquired since July 31, 1999, which are listed in Schedule 3.14(d), all tangible and intangible assets used in the conduct of the business of the Company and the Subsidiaries are reflected in the Financial Statements in a manner that is in conformity with generally accepted accounting principles applied on a consistent basis with prior periods. Either the Company or a Subsidiary owns, leases or otherwise possesses a right to use all assets used in the conduct of the business of the Company or such Subsidiary, which will not be impaired by the consummation of the transactions contemplated hereby.

     SECTION 3.15. Commitments.

          (a) Commitments; Defaults. Except as set forth in Schedule 3.15, neither the Company nor any Subsidiary has entered into, nor are the Company Common Stock, the assets or the business of the Company or any Subsidiary bound by, whether or not in writing, any

             (i) partnership or joint venture agreement;

             (ii) deed of trust or other security agreement;

             (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

             (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer;

             (v) labor or collective bargaining agreement;

             (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

             (vii) deed or other document evidencing an interest in or contract to purchase or sell real property;

             (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys;

             (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee;

             (x) agreement between the Company and any affiliate of the Company;

             (xi) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an affiliate of the Company;

             (xii) any agreement for the acquisition of services, supplies, equipment or other personal property and involving more than $60,000 in the aggregate;

             (xiii) powers of attorney;

             (xiv) contracts containing noncompetition covenants;

             (xv) any other contract or arrangement that involves either an unperformed commitment in excess of $60,000 or that terminates more than 30 days after the date hereof;

             (xvi) agreement relating to any material matter or transaction in which an interest is held by any person or entity referred to in Section 3.29;

             (xvii) agreement providing for the purchase from a supplier of all or substantially all of the requirements of the Company or any Subsidiary of a particular product or service; or

             (xviii) any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of the Company or any Subsidiary.

All of the foregoing are hereinafter collectively referred to as the "Commitments." True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Parent. There are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company or any Subsidiary, and no penalties have been incurred nor are amendments pending, with respect to the Commitments. The Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies, and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of the Company and Ladin, may be made by any party thereto, nor has the Company or any Subsidiary waived any rights thereunder. Neither the Company nor any Subsidiary has received notice of any default with respect to any Commitment.

          (b) No Cancellation or Termination of Commitment. Except as contemplated hereby, neither the Company nor any Subsidiary nor Ladin has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and neither the Company nor any Subsidiary nor Ladin knows of any fact that would justify the exercise of such a right. Neither the Company nor any Subsidiary nor Ladin currently contemplates, or has reason to believe any other person or entity currently contemplates, any amendment or change to any

     Commitment. Except as listed in Schedule 3.15, none of the customers or suppliers of the Company or any Subsidiary has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, the Company or any Subsidiary.

     SECTION 3.16. Adverse Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects, or may in the future materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or any Subsidiary.

     SECTION 3.17. Insurance. The Company and the Subsidiaries carry property, liability, workers' compensation and such other types of insurance as is customary in the industry of the insured. A list and brief description of all insurance policies of the Company and the Subsidiaries are set forth in Schedule
3.17. All of such policies are valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the industry of the insured. Such insurance shall be outstanding and duly in force without interruption up to and including the Closing Date.

     SECTION 3.18. Patents, Trade-marks, Service Marks and Copyrights.

          (a) Ownership. The Company and each Subsidiary own all patents, trade-marks, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor. Set forth in Schedule 3.18 is a true and correct description of the following (the "Proprietary Rights"):

             (i) all trade-marks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by the Company or any Subsidiary with respect to the business of the Company and the Subsidiaries, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company or any Subsidiary is a party (including expiration date if applicable); and

             (ii) all agreements relating to technology, know-how or processes that the Company or any Subsidiary is licensed or authorized to use by others, or which it licenses or authorizes others to use.

          (b) Conflicting Rights of Third Parties. The Company has the sole and exclusive right, excluding all Proprietary Rights which the Company has the right to use under a "shrink-wrap" or similar mass marketing license, to use the Proprietary Rights without infringing or violating the rights of any third parties. Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and neither the Company nor Ladin knows of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

          (c) Claims of Other Persons. The Company and Ladin have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company or any Subsidiary infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or, to the knowledge of the Company and Ladin, are threatened, that challenge the rights of the Company or any Subsidiary with respect thereto. The Company has not given and is not bound by any agreement of indemnification for any Proprietary Right as to any property or service manufactured, used or sold by it.

     SECTION 3.19. Trade Secrets and Customer Lists. Either the Company or the appropriate Subsidiary has the right to use, free and clear of any claims or rights of others all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by the Company or its Subsidiaries. Neither the Company nor any Subsidiary is using or in any way making use of any confidential information or trade secrets of any third party, including without limitation any past or present employee of the Company or any Subsidiary.

     SECTION 3.20. Taxes.

          (a) All Returns required to have been filed by the Company or a Subsidiary have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all respects. Neither the Company nor a Subsidiary is currently the beneficiary of any extension of time within which to file any Return, and no claim has ever been made by any governmental authority in a jurisdiction where the Company or a Subsidiary do not file Returns that the Company or a Subsidiary is or may be subject to taxation by that jurisdiction, which claim has not been resolved as of the date hereof.

          (b) All Taxes of the Company and Subsidiaries which have become due (without regard to any extension of the time for payment and whether or not shown on any Return) have been paid. The Company and the Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over by them and have complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to Taxes on any of the assets of the Company or a Subsidiary, other than liens for Taxes not yet due and payable, and for which adequate reserves have been established in the Financial Statements.

          (c) No deficiencies exist or have been asserted (verbally or in writing) with respect to Taxes of the Company or a Subsidiary and neither the Company nor the Subsidiaries have received notice (verbally or in writing) that they have not filed a Return or paid any Taxes required to be filed or paid by them. Other than a Texas sales tax audit, no audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of the Company or a Subsidiary is currently in process, pending or, to the knowledge of Ladin or the Company, threatened (verbally or in writing). No waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of the Company or a Subsidiary is in effect. There are no outstanding requests for rulings with any Tax authority relating to Taxes of the Company or a Subsidiary.

          (d) Neither the Company nor any Subsidiary is or has ever been (i) a party to any tax sharing agreement or arrangement (formal or informal, verbal or in writing), or (ii) a member of an affiliated group of corporations (within the meaning of Internal Revenue Code Section 1504) filing a consolidated federal income Return, or any similar group under analogous provisions of other law.

          (e) Neither the Company nor any Subsidiary is liable for the unpaid Taxes of any person other than such Company or Subsidiary under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, or by contract or otherwise. The Company has delivered to Parent true and complete copies of all federal, state, local and foreign income Returns filed by the Company and Subsidiaries for their two (2) most recently ended taxable years, together with all related examination reports, statements of deficiencies and closing and other agreements.

          (f) Neither the Company nor any Subsidiary (i) has filed a consent under Internal Revenue Code Section 341(f) concerning collapsible corporations; (ii) has made any payments, obligated itself to make any payments or become a party to any agreement that under any circumstance could obligate it or any successor or assignee of it to make any payments that are not or will not be deductible under Code Section 280G, or that would be subject to excise Tax under Internal Revenue Code Section 4999;
     (iii) is a "foreign person" as defined in Internal Revenue Code Section 1445(f)(3); (iv) is or has been a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) during the applicable period specified in Internal Revenue Code Section 897(c)(1)(A)(ii); (v) owns or has owned any interest in any "controlled foreign corporation" as defined in Internal Revenue Code Section 957 or "passive foreign investment company" as defined in Internal Revenue Code
     Section 1296; (vi) is or has been a party to any agreement or arrangement for which partnership Returns are required to be filed; (vii) owns any asset that is subject to a "safe harbor lease" within the meaning of Internal Revenue Code Section 168(f)(8), as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982; (viii) to the knowledge of the Company and Ladin, owns any "tax-exempt use property" within the meaning of Internal Revenue Code Section 168(h) or "tax exempt bond financed property" within the meaning of Internal Revenue Code Section 168(g)(5); and (ix) has agreed to and is required to make any adjustment under Internal Revenue Code Section 481(a) by reason of a change in accounting method or otherwise.

          (g) Prior to January 1, 1999, the Company was a validly electing S Corporation within the meaning of Internal Revenue Code Sections 1361 and 1362.

     SECTION 3.21. Compliance with Laws. The Company and each of the Subsidiaries have complied with all laws, regulations and licensing requirements and have filed with the proper authorities all necessary statements and reports. There are no existing violations by the Company, any Subsidiaries or Ladin of any federal, state or local law or regulation that could affect the property or business of the Company or the Subsidiaries. The Company and each of the Subsidiaries possess all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

     SECTION 3.22. Finder's Fee. Except as set forth on Schedule 3.22, neither the Company nor any Subsidiary nor Ladin has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

     SECTION 3.23. Litigation. Except as described in Schedule 3.23, there are no legal actions or administrative proceedings or investigations instituted or, to the knowledge of the Company and Ladin, threatened, against or affecting, or that could affect, the Company, any Subsidiary, any of the Company Common Stock, or the business of the Company or any Subsidiary. Neither the Company nor any Subsidiary nor Ladin is (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Company or any Subsidiary or to their respective business, assets, operations or employees or
(b) in default with respect to any such order, writ, injunction or decree. Neither the Company, any Subsidiary nor Ladin knows of any basis for any such action, proceeding or investigation.

     SECTION 3.24. Accuracy of Information Furnished. All information furnished to Parent by the Company, any Subsidiary or Ladin hereby or in connection with the transactions contemplated hereby is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading.

     SECTION 3.25. Condition of Fixed Assets. All of the equipment owned by the Company and the Subsidiaries is in good condition and repair for its intended use, normal wear and tear and normal obsolescence excepted, in the ordinary course of business and conforms in all material respects with all applicable ordinances, regulations and other laws and there are no known defects therein.

     SECTION 3.26. Accounts Receivable. Schedule 3.26 sets forth the accounts receivable of the Company and the Subsidiaries as of July 31, 1999. All such accounts receivable have arisen from bona fide transactions in the ordinary course of business and are valid and enforceable claims subject to no right of set-off or counterclaim, except for reasonable reserves for bad debts.

     SECTION 3.27 Subscribers. A complete and accurate list of the Company's and each Subsidiary's standard prices and subscribers, showing with respect to each, the name, billing address, pricing, sales records and any applicable discounts related to such subscriber has been previously provided to Parent. A copy of the form of the Company's service agreement with each such subscriber has been previously provided to Parent.

     SECTION 3.28. Banking Relations. Set forth in Schedule 3.28 is a complete and accurate list of all arrangements that the Company and the Subsidiaries have with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.), account number and the person or persons authorized in respect thereof.

     SECTION 3.29. Ownership Interests of Interested Persons. Except as set forth on Schedule 3.29, no officer, supervisory employee, director or shareholder of the Company or any Subsidiary, or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer or supplier of the Company or any Subsidiary, or any organization that has a material contract or arrangement with the Company or any Subsidiary.

     SECTION 3.30. Environmental Matters.

          (a) Environmental Laws. Neither the Company nor any Subsidiary nor any of their respective assets is currently in violation of, or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any laws or regulations pertaining to health or the environment (hereinafter sometimes collectively called "Environmental Laws"), including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. sec. 9601 et seq.), as amended from time to time ("CERCLA") (including without limitation as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated under CERCLA, (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. sec. 6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) statutes, rules or regulations, whether federal, state or local, relating to asbestos or polychlorinated biphenyls, and (iv) the provisions of applicable Texas law, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets and operations of the Company and the Subsidiaries.

          (b) Use of Assets. To the knowledge of the Company and Ladin, the assets of the Company and the Subsidiaries have never been used in a manner that would be in violation of any of the Environmental Laws, including without limitation CERCLA, RCRA, and applicable Texas laws.

          (c) Permits. Neither the Company nor any Subsidiary has obtained or is required to obtain, and neither the Company nor any Subsidiary has any knowledge of any reason Parent will be required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the Company or any Subsidiary by reason of any Environmental Laws.

          (d) Superfund List. To the knowledge of the Company and Ladin, none of the assets owned or leased by the Company or any Subsidiary are on any federal or state "Superfund" list or subject to any environmentally related liens.

     SECTION 3.31. Certain Payments. Neither the Company nor Ladin nor any director, officer or, to the knowledge of the Company and Ladin, employee, of the Company or any Subsidiary has paid or caused to be paid, directly or indirectly, in connection with the business of the Company or any Subsidiary (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or (b) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

     SECTION 4.01. Organization and Good Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     SECTION 4.02. Authorization and Validity. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Parent and Merger Sub. This Agreement and each other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by Parent and Merger Sub and constitute or will constitute legal, valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     SECTION 4.03. No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Parent or Merger Sub or any agreement, indenture or other instrument under which Parent or Merger Sub is bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Parent, Merger Sub or the properties or assets of Parent or Merger Sub.

     SECTION 4.04. Finder's Fee. Except as set forth on Schedule 4.04, neither Parent nor Merger Sub has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

     SECTION 4.05. Authorization for Parent Common Stock. The authorized and issued capital stock of the Parent as of September 1, 1999 are set forth on
Schedule 4.05. Except as set forth on Schedule 4.05, as of September 1, 1999, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or changeable for, the capital stock of the Parent. No shares of capital stock of the Parent have been issued or disposed of in violation of the preemptive rights of any of the Parent's shareholders. Subject to the consents set forth in Schedule 4.08, Parent has taken all action necessary to permit it to issue the Parent Common Stock. The Parent Common Stock issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens, claims, charges or security interests (except as created herein) and no shareholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

     SECTION 4.06. SEC Reports and Nasdaq. Since the date of its initial public offering, Parent has filed all forms, documents and reports with the SEC required to be filed by it pursuant to federal securities laws and the SEC rules and regulations thereunder (the "SEC Reports"), all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make statements contained therein not misleading. Since the date of the last SEC Report, Parent has not suffered a material adverse change in its condition (financial or otherwise), operations or business. Parent has not received any notification from The Nasdaq Stock Market that it fails to meet the minimum listing requirements required for continued listing, nor does Parent have knowledge of any basis for such notification.

     SECTION 4.07. Accuracy of Information Furnished. With respect to all information furnished to the Company by Parent hereby or in connection with the transactions contemplated hereby, Parent has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

     SECTION 4.08. Consents. Except as set forth in Schedule 4.08, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the Related Agreements on the part of Parent.

                                   ARTICLE V

              THE COMPANY'S AND PRINCIPAL SHAREHOLDERS' COVENANTS

     The Company and Principal Shareholders jointly and severally agree that between the date hereof and the Closing:

     SECTION 5.01. Consummation of Agreement. The Company and Principal Shareholders shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

     SECTION 5.02. Business Operations. The Company and the Subsidiaries shall operate their businesses in the ordinary course consistent with past practice. Without the prior written consent of Parent, the Company and Subsidiaries shall not pursue, negotiate or enter into any acquisitions of other businesses and shall discontinue any such pursuits or negotiations pending as of the date of this Agreement. The Company and Principal Shareholders shall use their reasonable best efforts to preserve the business of the Company and the Subsidiaries intact, to retain the present customers, suppliers, creditors, officers and employees so that they will be available to Parent after the Closing. The Company and Principal Shareholders shall not take any action that could adversely affect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or any Subsidiary without the prior written consent of Parent or take or fail to take any action that would cause or permit the representations made in Article III to be inaccurate at the time of Closing or preclude the Company and Principal Shareholders from making such representations and warranties at the Closing.

     SECTION 5.03. Access. Subject to reasonable notice from Parent, the Company and Principal Shareholders shall permit during business hours, Parent and its authorized representatives full access to, and make available for inspection, all of the assets and business of the Company and the Subsidiaries, including their respective employees, customers and suppliers, and permit Parent and its authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of the Company and the Subsidiaries as Parent and its representatives may request, all for the sole purpose of permitting Parent to become familiar with the business and assets and liabilities of the Company and the Subsidiaries.

     SECTION 5.04. Material Change. The Company and Principal Shareholders shall promptly inform Parent in writing of any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or any Subsidiary. Notwithstanding the disclosure to Parent of any such material adverse change, the Company and Principal Shareholders shall not be relieved of any liability for, nor shall the providing of such information by the Company to Parent be deemed a waiver by Parent of, the breach of any representation or warranty of the Company and Principal Shareholders contained in this Agreement.

     SECTION 5.05. Approvals of Third Parties. The Company and Principal Shareholders shall use their reasonable best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties and the Company's shareholders to the consummation of the transactions contemplated hereby. In connection therewith, the Company shall duly call, give notice of, convene and hold a shareholders meeting for the purpose of voting on the approval and adoption of this Agreement and the Merger as soon as practicable after the date hereof; provided that, a validly executed consent in lieu of a shareholders meeting shall constitute compliance with this provision. Unless the Company's board of directors determines that an alternative action is necessary in accordance with its fiduciary duties to the Company's shareholders under applicable law (which determination shall not affect the previous approval by the Company's board of directors of the transactions contemplated herein or the obligations of the Company's shareholders under the Voting Agreement), the board of directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the holders of Company Common Stock and shall use all commercially reasonable efforts to obtain such approval and adoption. The Principal Shareholders agree to vote all of their stock in favor of the Agreement and Merger.

     SECTION 5.06. Employee Matters. Neither the Company nor any Subsidiary shall, without the prior written approval of Parent, except as required by law:

          (a) increase the Cash Compensation of the employees set forth on
     Schedule 5.06(a), except in the ordinary course of business;

          (b) adopt, amend or terminate any Compensation Plan;

          (c) adopt, amend or terminate any Employment Agreement;

          (d) adopt, amend or terminate any Employee Policies and Procedures;

          (i) institute, settle or dismiss any employment litigation;

          (j) enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

          (k) take or fail to take any action with respect to any past or present employee of the Company or any Subsidiary that could adversely affect the business of the Company or any Subsidiary.

     SECTION 5.07. Employee Benefit Plans. Neither the Company nor any Subsidiary shall, without the prior written approval of Parent, except as required by law:

          (a) adopt, amend or terminate any Employee Benefit Plan;

          (b) take any action that would deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

          (c) fail to pay any premium or contribution due or with respect to any Employee Benefit Plan;

          (d) fail to file any return or report with respect to any Employee Benefit Plan; or

          (e) take or fail to take any action that could adversely affect any Employee Benefit Plan.

     SECTION 5.08. Contracts. Except with Parent's prior written consent, neither the Company nor any Subsidiary shall waive any right or cancel any contract, debt or claim nor assume, enter into, amend or modify any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business consistent with past practices.

     SECTION 5.09. Capital Assets; Payments of Liabilities;
Indebtedness. Neither the Company nor any Subsidiary shall, without the prior written approval of Parent (a) acquire or dispose of any capital asset having an initial cost of $60,000 or more; (b) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice; (c) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money; or (d) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements or (ii) current liabilities and obligations incurred in the ordinary course of business since July 31, 1999 and, in either case (i) or (ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

     SECTION 5.10. Mortgages, Leases, Liens and Guaranties. Neither the Company nor any Subsidiary shall, without the prior written approval of Parent, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business consistent with past practice, or make any capital contribution or investment in any corporation, business or other person. The Company and Subsidiaries shall not (a) enter into (or commit to enter into) any new lease or renew any existing lease of real property (except pursuant to commitments for such lease or lease renewal entered into prior to the date hereof); or (b) purchase or acquire or enter into any agreement to purchase or acquire any real estate.

     SECTION 5.11. No Negotiation with Others. Neither the Company nor any Principal Shareholder shall solicit or participate in negotiations with (and the Company and the Principal Shareholders shall use their best efforts to prevent any affiliate, shareholder, director, officer, employee or other representative or agent of the Company from negotiating with, soliciting or participating in negotiations with) any third party with respect to the sale of the business of the Company or any Subsidiary or any transaction inconsistent with those contemplated hereby, except to the extent necessary to comply with the Company's and the Principal Shareholders' fiduciary duties to the Company's Shareholders under the TBCA.

     SECTION 5.12. HSR Act. The Company and Principal Shareholders shall use their best efforts to file as soon as possible, and to effect early termination of all applicable waiting periods, under the HSR Act, including without limitation complying promptly with all requests thereunder for additional information, if necessary.

     SECTION 5.13. Corporate Actions. No distribution, payment or dividend of any kind will be declared or paid by the Company or any Subsidiary, nor will any repurchase or redemption of any capital stock of the Company be approved or effected. The Company and Subsidiaries shall make no offerings, issuances or grants of securities of the Company or Subsidiaries, including but not limited to options, warrants and other securities convertible into Company Common Stock. The Company and Subsidiaries shall not (a) adopt or propose any change in their respective articles of incorporation or bylaws; (b) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or (c) split, combine, reclassify or take similar action with respect to its capital stock.

     SECTION 5.14. Tax Issues. Neither the Company nor any Subsidiary will change any tax election, change any annual tax accounting period, change any method of tax accounting, file any amended Tax Return, enter into any closing agreement relating to any Tax, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver (other than a reasonable extension or waiver) of the limitations period applicable to any Tax claim or assessment, if any such action would have the effect of increasing the aggregate Tax liability or reducing the aggregate tax assets of the Company and its Subsidiaries, taken as a whole.

     SECTION 5.15. General. The Company and Subsidiaries will not agree or commit to do any actions prohibited by this Agreement.

     SECTION 5.16. Tax-Free Reorganization. Neither the Company nor the Principal Shareholders shall take any action prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.

                                   ARTICLE VI

                               PARENT'S COVENANTS

     Parent agrees that between the date hereof and the Closing:

     SECTION 6.01. Consummation of Agreement. Parent shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

     SECTION 6.02. HSR Act. Parent shall use its best efforts to file as soon as possible, and to effect early termination of all applicable waiting periods, under the HSR Act, including without limitation complying promptly with all requests thereunder for additional information, if necessary.

     SECTION 6.03. Approvals of Third Parties. Parent shall use its reasonable best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties and Parent's shareholders to the consummation of the transactions contemplated hereby. In connection therewith, Parent shall duly call, give notice of, convene and hold a shareholders meeting for the purpose of voting on the approval and adoption of this Agreement and the Merger as soon as practicable after the date hereof. Parent shall use all commercially reasonable efforts to file a preliminary proxy statement within fourteen (14) days after the date of this Agreement. The board of directors of Parent shall recommend approval and adoption of this Agreement and the Merger by its shareholders and shall use all commercially reasonable efforts to obtain such approval and adoption.

     SECTION 6.04. Listing Application. Parent shall prepare and submit to the Nasdaq National Market a listing application covering the Parent Common Stock being issued hereunder and shall use its best effort to obtain approval for the listing of such shares upon official notice of issuance.

     SECTION 6.05. Tax Free Reorganization. Neither Parent nor the Merger Sub shall take any action prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under
Section 368(a) of the Code.

     SECTION 6.06. General. Parent will not agree or commit to do any actions prohibited by this Agreement.

                                  ARTICLE VII

                         PARENT'S CONDITIONS PRECEDENT

     Except as may be waived in writing by Parent, the obligations of Parent hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     SECTION 7.01. Representations and Warranties. The representations and warranties of the Company and Principal Shareholders contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all material respects as of the Closing Date; and Parent shall have received a certificate of the Company's President, and of Principal Shareholders, dated as of the Closing Date, to the foregoing effect.

     SECTION 7.02. Covenants and Conditions. The Company and Principal Shareholders shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by the Company and Principal Shareholders prior to the Closing Date; and Parent shall have received a certificate of the Company's President, and of Principal Shareholders, dated as of the Closing Date, to the foregoing effect.

     SECTION 7.03. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened, orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     SECTION 7.04. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company shall have occurred since the date of the most recent balance sheet included in the Financial Statements.

     SECTION 7.05. HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated.

     SECTION 7.06. Resignations of Directors and Officers. Parent shall have received the resignations of the directors and officers of the Company and all Subsidiaries as requested by Parent in Schedule 7.06.

     SECTION 7.07. Tax Affidavit. Parent shall have received a nonforeign affidavit, as such affidavit is referred to in Section 1445(b)(2) of the Code, of each of the Company's shareholders signed under penalty of perjury and dated as of the Closing Date, to the effect that such shareholder is not a foreign person and providing such shareholder's United States taxpayer identification number.

     SECTION 7.08. Dissenting Shareholders. Parent shall have received a certificate signed by the President of the Company stating that none of the Company's shareholders have filed with the Company a demand for dissenters rights under the TBCA.

     SECTION 7.09. Merger Effective. The Merger shall have become effective under the TBCA.

     SECTION 7.10. Approval by the Shareholders. This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of Parent and the Company.

     SECTION 7.11. Closing Deliveries. Parent shall have received all documents, duly executed in form satisfactory to Parent and its counsel, referred to in
Section 9.01.

                                  ARTICLE VIII

         THE COMPANY'S AND PRINCIPAL SHAREHOLDERS' CONDITIONS PRECEDENT

     Except as may be waived in writing by the Company and Principal Shareholders, the obligations of the Company and Principal Shareholders hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

     SECTION 8.01. Representations and Warranties. The representations and warranties of Parent contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all material respects as of the Closing Date; and Parent shall have delivered to the Company and Principal Shareholders a certificate of Parent's President, dated as of the Closing Date, to the foregoing effect.

     SECTION 8.02. Covenants and Conditions. Parent shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; and Parent shall have delivered to the Company and Principal Shareholders a certificate of Parent's President, dated as of the Closing Date, to the foregoing effect.

     SECTION 8.03. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     SECTION 8.04. HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated.

     SECTION 8.05. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Parent shall have occurred since the date of the most recent balance sheet of Parent provided to the Company.

     SECTION 8.06. Approval by the Shareholders. This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of Parent and the Company.

     SECTION 8.07. Nasdaq Listing. The shares of Parent Common Stock being issued hereunder shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

     SECTION 8.08. Closing Deliveries. The Company or Principal Shareholders, as the case may be, shall have received all documents referred to in Section 9.02.

     SECTION 8.09. Tax Opinion. The Company shall have received a written opinion from its tax counsel, Andrews & Kurth LLP, in form and substance reasonably satisfactory to the Company, to the effect that, based on the facts, representations and assumptions set forth in such opinion, the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall have not been withdrawn. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinion.

                                   ARTICLE IX

                               CLOSING DELIVERIES

     SECTION 9.01. Deliveries of the Company and Principal Shareholders. At the Closing, the Company and Principal Shareholders shall deliver to Parent the following, all of which shall be in form and content satisfactory to Parent and its counsel:

          (a) certificates representing all of the Company Common Stock, duly endorsed and in proper form for transfer to Parent by delivery under applicable law, or accompanied by duly executed instruments of transfer in blank;

          (b) a copy of resolutions of the Board of Directors and shareholders of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

          (c) a certificate of the President of the Company, and of Principal Shareholders, dated the Closing Date, as to the truth and correctness of the representations and warranties of the Company and Principal Shareholders contained herein on and as of the Closing Date;

          (d) a certificate of the President of the Company, and of Principal Shareholders, dated the Closing Date, (i) as to the performance of and compliance by the Company and Principal Shareholders with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of the Company and Principal Shareholders to the Closing have been satisfied;

          (e) a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of the Company and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Company;

          (f) a certificate, dated within five business days of the Closing Date, of the Secretary of State of the states of incorporation of the Company and each Subsidiary establishing that the Company and each Subsidiary is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in its state of incorporation;

          (g) certificates, dated within five business days of the Closing Date, of the Secretaries of State of the states in which the Company and each Subsidiary is qualified to do business, to the effect that the Company and each Subsidiary is qualified to do business and is in good standing as a foreign corporation in each of such states;

          (h) an opinion of Andrews & Kurth, L.L.P., counsel to the Company and Principal Shareholders, dated as of the Closing Date, in substantially the form attached as Exhibit C;

          (i) all authorizations, consents, approvals, permits and licenses referenced in Schedule 3.08;

          (j) an executed General Release in substantially the form attached as Exhibit D;

          (k) executed Articles of Merger to effectuate the Merger;

          (l) executed Escrow Agreement in substantially the form attached as Exhibit E;

          (m) executed tax certificate in substantially the form attached as Exhibit F; and

          (n) such other instrument or instruments of transfer as shall be necessary or appropriate, as Parent or its counsel shall reasonably request, to vest in Parent good and marketable title to the Company Common Stock.

     SECTION 9.02. Deliveries of Parent. At the Closing, Parent shall deliver the following to the Company or the appropriate party:

          (a) the Parent Common Stock and Parent Options as set forth in Section 1.04;

          (b) a copy of the resolutions of the Board of Directors of Parent authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and approving the issuance of the Parent Common Stock to be issued hereunder, each certified by Parent's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

          (c) a certificate of the President of Parent, dated the Closing Date, as to the truth and correctness of the representations and warranties of Parent contained herein on and as of the Closing Date;

          (d) a certificate of the President of Parent, dated the Closing Date,
     (i) as to the performance of and compliance by Parent with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Parent to the Closing have been satisfied;

          (e) a certificate of the Secretary of Parent certifying as to the incumbency of the directors and officers of Parent and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Parent;

          (f) a certificate, dated within five business days of the Closing Date, of the Secretary of State of Parent's state of incorporation, establishing that Parent is in existence, has paid all state taxes and otherwise is in good standing to transact business in such state;

          (g) certificates, dated within five business days of the Closing Date, of the Secretaries of State of the states in which Parent and Merger Sub are qualified to do business, to the effect that Parent and Merger Sub are qualified to do business and are in good standing as a foreign corporation in each of such states;

          (h) an opinion of Jackson Walker L.L.P. counsel to Parent and Merger Sub, dated as of the Closing Date, in substantially the form attached as Exhibit G;

          (i) executed Escrow Agreement in substantially the form attached as Exhibit E; and

          (j) executed tax certificate in substantially the form attached as Exhibit F.

                                   ARTICLE X

                              POST CLOSING MATTERS

     SECTION 10.01. Further Instruments of Transfer. Following the Closing, at the request of Parent, Principal Shareholders shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to (a) vest in Parent good and marketable title to the Company Common Stock and (b) carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder or thereunder.

     SECTION 10.02. Registration Rights. The Company and Parent covenant and agree as follows:

          (a) Definitions. For purposes of this Section 10.02:

             (i) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 10.02(l) hereof.

             (ii) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

             (iii) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document.

             (iv) The term "Registrable Securities" means (A) the shares of Parent Common Stock issued pursuant to Section 1.04 of this Agreement (including the shares of Parent Common Stock underlying the Parent Options that are not registered on Form S-8 under Section 10.06 below), and (B) any Parent Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (A) above, excluding in all cases, however, any Registrable Securities (I) sold by a Holder in a transaction in which such Holder's rights under this
        Section 10.02 are not assigned, or (II) registered under the Act, the registration statement in connection therewith has been declared effective; provided, however, that in either case of (A) or (B) above, any such securities shall cease to be Registrable Securities if the registration rights granted hereunder are not transferred in accordance with the provisions of Section 10.02(l) below. For purposes of Sections
        10.02 (c) and (d) below, the term "Registrable Securities" does not include Shelf Shares.

             (v) The term "SEC" shall mean the Securities and Exchange
        Commission.

             (vi) The term "Shelf Shares" shall mean 350,000 shares of Parent Common Stock issued pursuant to Section 1.04 of this Agreement, which Shelf Shares are identified on Schedule 10.02(a).

          (b) Shelf Registration.

             (i) On or before 60 days after the Closing Date, Parent agrees to cause the filing of a registration statement on an appropriate form with the SEC to register the resale from time to time in the open market of the Shelf Shares (as adjusted to or resulting from additional securities being issued in connection with the reclassification, split, combination, or dividends of securities paid thereon). Parent shall use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to remain effective from the date it is declared effective by the SEC until the earlier of: (A) six months after the first anniversary of the Closing Date; or (B) the date upon which all the Shelf Shares which are included in such registration statement have been sold.

             (ii) The registration statement filed pursuant to this Section 10.02(b) may include other securities of Parent.

          (c) Demand Registration.

             (i) From and after six months after the Closing Date, the Holders of at least 55% of the Registrable Securities then outstanding (excluding any Shelf Shares) may notify Parent in writing that such Holders desire for Parent to cause up to all of such notifying Holders' Registrable Securities to be registered for sale to the public under the Act. Upon receipt of such written request, Parent will promptly notify in writing all other Holders of Registrable Securities of such request, which Holders shall within twenty days following such notice from Parent notify Parent in writing whether such persons desire to have up to all of the Registrable Securities held by each of them included in such offering. Parent will, promptly following the expiration of such twenty day period, prepare and file subject to the provisions of this Section 10.02, and use its best efforts to prosecute to effectiveness, an appropriate filing with the SEC of a registration statement covering such Registrable Securities and the proposed sale or distribution thereof under the Act.

             (ii) Notwithstanding anything in this Section 10.02(c) to the contrary, Parent shall not be obligated to prepare or file any registration statement pursuant to this Section 10.02(c) or to prepare or file any amendment or supplement thereto, at any time when Parent delivers a certificate signed by Parent's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of Parent that the filing thereof at the time requested, or the offering of securities pursuant thereto (A) would materially adversely affect a pending or proposed public offering of Parent's securities, or an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, negotiations, discussions or pending proposals with respect thereto or (B) would materially adversely affect the business or prospects of Parent in view of the disclosures that may be required thereby of information about the business, assets, liabilities or operations of Parent theretofore disclosed; provided, however, that the filing of a registration statement, or any supplement or amendment thereto, by Parent may be deferred pursuant to this Section 10.02(c) for no longer than 180 days (but only once in every twelve month period) after the delivery of such demand notice.

             (iii) Notwithstanding anything in this Section 10.02(c) to the contrary: (A) Parent shall not be required to effect the registration of the Registrable Securities pursuant to this Section 10.02(c) more than one time; and (B) Parent shall not be required to effect any such registration unless at least $1 million of Registrable Securities are to be sold in such registration (with such amount being determined based on the market price of the Parent Common Stock on the date of the initiating Holder(s) request). If any registration pursuant to this
        Section 10.02(c) is in the form of an underwritten offering, Parent will select and obtain the investment banker or investment bankers and manager or managers that will administer the offering, which investment bankers must offer terms which are reasonably competitive in the marketplace for similar size companies and similar offerings. Parent shall (together with all Holders proposing to distribute Registrable Securities through such underwriting) enter into an underwriting agreement, containing usual and customary terms, with the managing underwriter selected for such underwriting. If any holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to Parent and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

             (iv) If any registration statement under this Section 10.02(c) is not declared effective (except as a result of Holders withdrawing Registrable Securities), then the holders of Registrable Securities may request an additional registration under this Section 10.02(c).

             (v) No registrations effected under this Section 10.02(c) shall relieve Parent of its obligations to effect any registrations under, and pursuant to the terms of, Section 10.02(d).

          (d) Piggyback Registration. If (but without any obligation to do so) Parent proposes to register (including for this purpose a registration effected by Parent for shareholders other than the Holders) any Parent Common Stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than registration relating solely to the sale of securities to participants in a Parent stock option, stock purchase or similar employee benefit plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities (including Form S-4 or any form substitution thereof) or a registration in which the only Parent Common Stock being registered is Parent Common Stock issuable upon conversion of debt securities which are also being registered or a SEC Rule 145 transaction), Parent shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty days after mailing of such notice by Parent, Parent shall, subject to the provisions of Section 10.02(h), use all reasonable efforts to cause to be registered under the Act and any applicable state securities laws up to all of such requesting Holder's Registrable Securities.

          (e) Obligations of Parent. Whenever under this Section 10.02 Parent is to effect the registration of any Registrable Securities, Parent shall, as expeditiously as reasonably possible:

             (i) Prepare and file with the SEC on any appropriate form a registration statement with respect to the Registrable Securities proposed to be registered and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to twelve months (except as provided in Section 10.02(b)(i)) or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

             (ii) Unless such registration is a firm commitment underwriting, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement for a period of twelve months (except as provided in Section 10.02(b)(i)).

             (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

             (iv) Use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as the underwriter or such sellers shall reasonably request and do any and all other acts and things as may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

             (v) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary, in the opinion of counsel to Parent, to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and to send such seller a reasonable number of copies of a supplement to or any amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law.

             (vi) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

             (vii) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

             (viii) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (f) Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section 10.02 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (g) Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 10.02 in connection with one demand registration, any shelf registration and all piggyback registrations including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Parent and the reasonable fees and expenses of one counsel for the selling Holders (as a group) (but excluding underwriter's commissions and fees and any fees of others employed by a selling Holder) shall be borne by Parent.

          (h) Underwriting Requirements; Cut-backs.

             (i) In connection with any offering involving an underwriting of shares of Parent's capital stock, Parent shall not be required to include any Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between Parent and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not materially jeopardize or in any way reduce the success of the offering by Parent (with the securities being eliminated as provided in (ii) below).

             (ii) Parent has previously granted registration rights to certain of its securityholders (the "Other Holders"). Notwithstanding anything in this Section 10.02 to the contrary, in the event of any request for registration hereunder, Parent shall provide each Other Holder the notice required with respect to their registration rights and will allow such Other Holders to participate in any such registration to the extent of such registration rights; it being acknowledged and agreed that if the total amount of securities, including Registrable Securities, requested by Holders and Other Holders to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering (excluding any securities to be offered by Parent), then Parent shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders and Other Holders according to the total amount of securities entitled to be included therein owned by each selling Holder and Other Holder or in such other proportions as shall mutually be agreed to by such selling Holders and Other Holders).

          (i) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration by Parent of any securities as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 10.02.

          (j) Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 10.02:

             (i) To the extent permitted by law, Parent will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Parent of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under, the 1934 Act or any state securities law; and, subject to Section 10.02(j)(iii) below, Parent will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10.02(j)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent (which consent shall not be reasonably delayed or withheld), nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

             (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Parent within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, and any agent of Parent, against any losses, claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 10.02(j)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10.02(j)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be reasonably withheld; provided, that, in no event shall any indemnity under this Section 10.02(j)(ii) exceed the net proceeds from the offering received by such Holder.

             (iii) Promptly after receipt by an indemnified party under this
        Section 10.02(j) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
        Section 10.02(j), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party receiving similar notice, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; otherwise, the indemnified party shall be responsible for the fees and expenses of its counsel. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
        Section 10.02(j) with respect to such action, but not with respect to any other action.

             (iv) Except as provided in the last sentence of Section 10.02(j)(iii) above, if the indemnification provided for in this Section 10.02(j) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

             (vi) The obligations of Parent and Holders under this Section 10.02(j) shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Section 10.02.

          (k) Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Parent to the public without registration or pursuant to a registration on Form S-3, Parent agrees to:

             (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Closing Date;

             (ii) file with the SEC in a timely manner all reports and other documents required of Parent under the Act and the 1934 Act; and

             (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (A) a written statement by Parent that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by Parent), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (B) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent, and (C) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

          (l) Assignment of Registration Rights. The registration rights of the Holders under this Section 10.02 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who purchases from such Holder at least 10,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (A) Parent is within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 10.02(m) below; and (C) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          (m) Lock-up Agreement. Each Holder hereby agrees that if requested by Parent or the underwriters in any underwritten offering, such Holder shall not, for the period of not more than 180 days (as specified by the managing underwriter) after the effective date of an underwritten public offering of shares of Parent Common Stock, if requested by the managing underwriter, without the prior written approval of Parent or such underwriters (as the case may be), directly or indirectly, sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any shares of Parent Common Stock legally or beneficially owned by such Holder. In order to enforce the foregoing covenant, Parent may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the provisions of this Section 10.02(m) shall only be applicable to the Holders if all officers and directors of Parent enter into similar agreements.

          (n) Termination of Registration Rights. Notwithstanding anything in this Section 10.02 to the contrary, no Holder shall be entitled to exercise any right provided for in this Section 10.02: (i) at any time more than two
     (2) years following the Closing Date or (ii) at such time as such Holder is able to sell all of such Holder's Registrable Securities in a single three-month period in compliance with Rule 144.

          (o) Limitations on Subsequent Registration Rights. From and after the date of this Agreement and until Holder's registration rights terminate pursuant to Section 10.02(n) above, Parent shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of Parent that would grant to such holder or prospective holder registration rights which are superior to those granted to the Holders hereunder (although pari passu rights will be permissible).

     SECTION 10.03. Appointment of Directors. Parent shall cause Ladin to become a member of the board of directors of Parent immediately following the Effective Time and shall increase the size of the board to five members, consisting of the aforesaid person and the four current board members. In addition, following the Closing, the parties acknowledge and agree that the board of directors and management of Parent will use reasonable efforts to cause John N. Palmer to become a member of the board of directors of Parent and in that event, will increase the size of the board to six members. Should John N. Palmer decline to become a member of the board of directors of Parent, then Ladin may nominate someone else to become a director subject to the approval of the board of directors other than Ladin. In addition, following the Closing, the parties acknowledge and agree that William O. Hunt and John N. Palmer (should he become a director) will jointly attempt to identify up to two (2) outside persons to add as members of the board of directors of Parent and that in such event, the board of directors of Parent shall be increased to eight persons. If John N. Palmer does not become a member of the board of directors of Parent, then William O. Hunt and Ladin will jointly attempt to identify up to two (2) outside persons to add as members of the board of directors of Parent. So long as John
N. Palmer and Ladin, collectively, own 5% or more of the Parent's outstanding common stock, Parent will use its reasonable best efforts to elect Ladin to the Board of Directors.

     SECTION 10.04. Tax Matters. Each party hereto shall provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of such Taxes or in conducting any audit or other proceeding in respect of such Taxes. Such cooperation and information shall include providing copies of all relevant portions of Returns, together with relevant accompanying schedules, work papers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property, which such party may possess.

     SECTION 10.05. Indemnification of Directors and Officers.

          (a) From and after the Effective Time and for a period of six (6) years thereafter, the Surviving Corporation shall fulfill and honor in all material respects the indemnification obligations of the Company contained in the Articles of Incorporation or by-laws or any equivalent organizational document of the Company as in effect immediately prior to the Effective Time.

          (b) The provisions of this Section 10.05 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification as set forth in Section 10.05(a) and the heirs and representatives of such Person. Parent shall not permit the Surviving Corporation to dividend or distribute all or substantially all of its assets, or merge or consolidate with, or sell all or substantially all of its assets to, any other Person unless: (i) the Surviving Corporation ensures that the surviving or resulting entity will assume the obligations imposed by this Section 10.05; or (ii) Parent agrees to assume the obligations of the Surviving Corporation imposed by this Section 10.05.

     SECTION 10.06. Registration of Shares Underlying Parent Options. As soon as practicable after the Closing Date, but in no event later than fifteen business days following the Closing Date, Parent shall register all of the shares of Parent Common Stock underlying Parent Options that Parent is permitted to register on a Form S-8 under the rules and regulations of the SEC.

                                   ARTICLE XI

                                    REMEDIES

     SECTION 11.01. Indemnification by Shareholders. Subject to the terms and conditions of this Article, the shareholders of the Company entitled to shares of Parent Common Stock under Section 1.04 (the "Indemnifying Shareholders") each agree to indemnify, defend and hold Parent and its directors, officers, agents, attorneys and affiliates (the "Parent Indemnitees") harmless from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages and expenses (including reasonable attorneys' and other fees and expenses for investigation and defense with respect to the foregoing) (collectively, "Damages") asserted against or incurred by such indemnitees by reason of or resulting from: (a) a breach of any representation, warranty or covenant of the Company or Principal Shareholders contained herein, in any exhibit, schedule, certificate or financial statement delivered hereunder, any certificate delivered at Closing, or in any agreement executed in connection with the transactions contemplated hereby; and (b) any claims, liabilities, costs, expenses or losses resulting from and arising out of the matters described in Schedule 11.01 attached hereto; provided that the Indemnifying Shareholders shall not be required to indemnify the Parent Indemnitees in respect to any Damages until the aggregate amount of all such Damages exceeds $100,000 (the "Basket"), whereupon the Indemnifying Shareholders shall be required to indemnify the Parent Indemnitees in respect of such Damages to the extent (but only to the extent) that such Damages exceed the Basket. Any provision in this Agreement to the contrary notwithstanding, (x) the Indemnifying Shareholders' liability to the Parent Indemnitees for Damages under this Article shall be limited to the Escrowed Shares and shall be payable only by return of the Escrowed Shares in accordance with the Escrow Agreement, except as provided in the next sentence of this Section 11.01; (y) Damages arising out of a breach of the representations in Section 3.01, 3.03 or 3.05 with respect to an Indemnifying Shareholder shall be the obligation of only the Indemnifying Shareholder breaching such representations; and (z) the obligations of the Principal Shareholders to indemnify the Parent Indemnitees for Damages arising out of any breach of any representation or warranty contained in Article II of this Agreement shall be several, and not joint, and shall be the obligation only of the Principal Shareholder breaching such representation or warranty. Notwithstanding anything hereinabove to the contrary, in the event of any Damages arising from a breach of the representations set forth in Section 3.01, 3.03, or 3.05 in excess of the Escrowed Shares remaining in escrow, the Indemnifying Shareholders shall be severally liable on a pro rata basis based upon the amount of shares of Parent Common Stock issued to each Indemnifying Shareholder hereunder, but not in excess of such amount of Parent Common Stock issued to such Indemnifying Shareholder. Any claim for Damages against an Indemnifying Shareholder to be satisfied by Escrowed Shares shall be pursuant to and in accordance with the Escrow Agreement.

     SECTION 11.02. Indemnification by Parent. Subject to the terms and conditions of this Article, Parent hereby agrees to indemnify, defend and hold the Company and Indemnifying Shareholders and its or their respective directors, officers, agents, attorneys and affiliates (the "Company Indemnities") harmless from and against all Damages asserted against or incurred by any of such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of Parent contained herein or in any exhibit, schedule or certificate delivered hereunder, any certificate delivered at Closing, or in any agreement executed in connection with the transactions contemplated hereby; provided however, that Parent shall not be required to indemnify the Company Indemnitees in respect to any Damages until the aggregate amount of all such Damages exceeds the Basket.

     SECTION 11.03. Conditions of Indemnification. The respective obligations and liabilities of the Company and Principal Shareholders and Parent (the "indemnifying party") to the other (the "party to be indemnified") under Sections 11.01 and 11.02 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

          (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

          (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

          (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

          (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

     SECTION 11.04. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company, Principal Shareholders or Parent pursuant to this Agreement shall be deemed to have been representations and warranties by the Company and Principal Shareholders or Parent, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive for a period of twelve months after the Closing Date. Any claims for Damages must be made prior to the expiration of the applicable period set forth in this section, and as to any such claim that is presented to the indemnifying party within the applicable period set forth in this section, such obligation to indemnify shall continue to survive until such claim is finally resolved or disposed of.

     SECTION 11.05. Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

     SECTION 11.06. Remedies Exclusive. The remedies provided in this Article shall be exclusive of any other rights or remedies available to one party against the other, either at law or in equity, except in the case of fraud.

     SECTION 11.07. Offset. Any and all amounts owing or to be paid by Parent to Principal Shareholders, hereunder or otherwise, shall be subject to offset and reduction pro tanto by any amounts that may be owing at any time by Principal Shareholders to Parent in respect of any failure or breach of any representation, warranty or covenant of the Company or Principal Shareholders under or in connection with this Agreement or any other agreement with Parent or any transaction contemplated hereby or thereby, as reasonably determined by Parent. If Parent determines that such offset is appropriate, notice shall be given to Principal Shareholders of such determination at least 10 days prior to the due date of the payment to be reduced. If the conditions upon which the reduction is based are cured by Principal Shareholders prior to such due date, as determined by Parent, the amount of such payment shall not be so reduced.

     SECTION 11.08. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees and expenses), except that each party hereto that is shown to have breached this Agreement or any other agreement contemplated hereby agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by any other party in successfully (a) enforcing any of the terms of this Agreement against such breaching party or (b) proving that another party breached any of the terms of this Agreement.

                                  ARTICLE XII

                                  TERMINATION

     SECTION 12.01. Termination. This Agreement may be terminated:

          (a) At any time prior to the Closing Date by mutual written agreement of all parties.

          (b) At any time prior to the Closing Date by Parent if any representation or warranty of the Company or Principal Shareholders contained in this Agreement or in any certificate or other document executed and delivered by the Company pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company or Principal Shareholders fail to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within seven days.

          (c) At any time prior to the Closing Date by the Company if any representation or warranty of Parent contained in this Agreement or in any certificate or other document executed and delivered by Parent pursuant to this Agreement is or becomes untrue or breached in any material respect or if Parent fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within seven days.

          (d) By Parent if the conditions stated in Article VII have not been satisfied by the Closing Date.

          (e) By the Company if the conditions stated in Article VIII have not been satisfied by the Closing Date.

In the event this Agreement is terminated pursuant to subparagraph (b), (c), (d) or (e) above, Parent, the Company and Principal Shareholders shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under the provisions of this Article, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

     SECTION 12.02. Stock Price Protection.

          (a) This Agreement may be terminated by the Company on the Closing Date, if both of the following conditions are satisfied:

             (i) the market value of the Parent Common Stock as of the close of business on the Determination Date (the "Parent Market Value") shall be less than $9.875; and

             (ii) the quotient obtained by dividing the Parent Market Value by the Starting Date Price (such number being referred to herein as the "Parent Ratio") shall be less than the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from such quotient subject, however, to the following: If the Company shall elect to terminate this Agreement pursuant to this Section 12.02, it shall give written notice thereof to Parent on the Closing Date; but provided further, that Parent shall have the option to elect to increase the Exchange Ratio by multiplying the Exchange Ratio by the quotient obtained by dividing the Starting Date Price by the Parent Market Value, whereupon no termination shall have occurred pursuant to this Section 12.02 and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 12.02.

          (b) For purposes of this Section 12.02, the following terms shall have the meanings indicated:

             "Starting Date Price" shall mean the closing price per share of the Parent Common Stock on the Nasdaq National Market on the last trading day prior to the date of this Agreement.

             "Determination Date" shall mean the date immediately preceding the Closing Date.

             "Index Group" shall mean the six internet service provider companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal of such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights which have been determined based upon the number of shares of outstanding common stock shall be redistributed proportionately for purposes of determining the Index Price. The six internet service provider companies and the weights attributed to them are as follows:

INTERNET SERVICE PROVIDER                                  % WEIGHTING
-------------------------                                  -----------
MindSpring...............................................    16 2/3%
Earthlink................................................    16 2/3%
Prodigy Communications...................................    16 2/3%
OneMain.com..............................................    16 2/3%
Voyager Net..............................................    16 2/3%
Flash net................................................    16 2/3%
                                                             ------
          Total..........................................    100.00%

             "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing sales prices on such date of the companies composing the Index Group.

             "Starting Date" shall mean the date of this Agreement or the last business day prior to the date of this Agreement if this Agreement is not dated as of a business day.

             If Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of applying this Section 12.02.

     SECTION 12.03. This Agreement shall terminate if the Closing has not occurred by December 15, 1999.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     SECTION 13.01. Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

     SECTION 13.02. Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Parent to an affiliate of Parent.

     SECTION 13.03. Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

     SECTION 13.04. Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 13.05. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 13.06. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF
LAWS) OF THE STATE OF TEXAS.

     SECTION 13.07. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     SECTION 13.08. Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

     SECTION 13.09. Reference to Agreement. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

     SECTION 13.10. Confidentiality; Publicity and Disclosures. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (a) by press release, filing or otherwise that is required by federal securities laws or the rules of the Nasdaq National Market, (b) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (c) by Parent in connection with conducting an examination of the operations and assets of the Company and the Subsidiaries.

     SECTION 13.11. Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile transmission. Such notice shall be deemed received on the date on which it is hand-delivered or received by facsimile transmission or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

                   If to Parent:                  Internet America, Inc.
                                                  350 N. St. Paul Street, Suite 3000
                                                  Dallas, Texas 75201
                                                  Attn: President

                   with a copy to:                Richard Dahlson
                                                  Jackson Walker L.L.P.
                                                  901 Main Street, Suite 6000
                                                  Dallas, Texas 75202

                   If to the Company:             PDQ. Net, Incorporated
                                                  20 E. Greenway, Suite 600
                                                  Houston, Texas 77046
                                                  Attn: President

                   If to Principal Shareholders:  William E. Ladin, Jr.
                                                  20 E. Greenway, Suite 600
                                                  Houston, Texas 77046
                                                  J. N. Palmer Family Partnership
                                                  2335 Eastover
                                                  Jackson, Mississippi 39211

                   with a copy to:                Jeffrey R. Harder
                                                  Andrews & Kurth, L.L.P.
                                                  2170 Buckthorne Place, Suite 150
                                                  The Woodlands, Texas 77380

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

     SECTION 13.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     EXECUTED as of the date first above written.

                                            PARENT:

                                            INTERNET AMERICA, INC.

                                            By: /s/ MICHAEL T. MAPLES
                                              ----------------------------------
                                              Michael T. Maples
                                              President and Chief Executive
                                                Officer

                                            MERGER SUB:

                                            GEEK HOUSTON II, INC.

                                            By: /s/ MICHAEL T. MAPLES
                                              ----------------------------------
                                              Michael T. Maples
                                              President

                                            THE COMPANY:

                                            PDQ.NET, INCORPORATED

                                            By: /s/ WILLIAM E. LADIN, JR.
                                              ----------------------------------
                                              William E. Ladin, Jr.

                                            PRINCIPAL SHAREHOLDERS:

                                            /s/ WILLIAM E. LADIN, JR.
                                            ------------------------------------
                                            William E. Ladin, Jr.

                                            /s/ JOHN N. PALMER
                                            ------------------------------------
                                            J. N. Palmer Family Partnership
                                            By: John N. Palmer, General Partner

                                                                       EXHIBIT A

                                  DEFINITIONS

     In addition to terms otherwise defined in this Agreement, as used in this Agreement, the following terms shall have the meanings set forth below:

     "Articles of Merger" shall have the meaning set forth in Section 1.02.

     "knowledge", "have no knowledge of ", or "do not know of " and similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after diligent investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any executive officer of such entity after diligent investigation and inquiry by the principal executive officer of such entity.

     "Cash Compensation" shall have the meaning set forth in Section 3.11(a).

     "Closing" shall mean the closing of the transactions contemplated by this Agreement, which shall occur at 10:00 a.m., local time, on the Closing Date in the offices of Jackson Walker L.L.P., Suite 6000, 901 Main Street, Dallas, Texas 75202, or at such other time and place as shall be mutually agreed in writing by the parties hereto.

     "Closing Date" shall mean the date of Closing, which date shall be as soon as practicable after the date of this Agreement; provided that the date may not be later than December 15, 1999.

     "Code" shall mean the Internal Revenue Code of 1986.

     "Commitments" shall have the meaning set forth in Section 3.15(a).

     "Company Common Stock" shall have the meaning set forth in Section 1.04.

     "Company Shareholders" shall have the meaning set forth in Section 10.02.

     "Compensation Plans" shall have the meaning set forth in Section 3.11(b).

     "Competitor" means an Internet service provider that operates in a geographic market in which Parent operates.

     "Controlled Group" shall have the meaning set forth in Section 3.1(d).

     "Damages" shall have the meaning set forth in Section 10.02.

     "Dissenting Share" shall have the meaning set forth in Section 1.06.

     "Effective Time" shall have the meaning set forth in Section 1.02.

     "Employee Benefit Plan" shall have the meaning set forth in Section
3.12(a).

     "Employee Policies and Procedures" shall have the meaning set forth in
Section 3.11(d).

     "Employment Agreements" shall have the meaning set forth in Section
3.11(c).

     "Environmental Laws" shall have the meaning set forth in Section 3.33(a).

     "Exchange Ratio" means the ratio obtained by dividing 2,425,000 by the number of issued and outstanding shares of Company Common Stock as set forth on
Schedule 3.01.

     "Financial Statements" shall have the meaning set forth in Section 3.09.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "ordinary course of business" means the usual and customary way in which the Company or any Subsidiary, as the case may be, has conducted its business in the past.

     "Merger" shall have the meaning set forth in the preamble of this Agreement.

     "Related Agreements" shall have the meaning set forth in Section 2.03.

     "Parent Common Stock" shall have the meaning set forth in Section 1.04.

     "Parent Notice" shall have the meaning set forth in Section 10.02.

     "Personal Property" shall have the meaning set forth in Section 3.14(b).

     "Proprietary Rights" shall have the meaning set forth in Section 3.18(a).

     "Return" or "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax. "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     "Shares" shall have the meaning set forth in Section 10.02.

     "Subsidiary" shall mean any corporation, partnership, joint venture or other legal entity of which the Company owns, directly or indirectly, stock or other equity interests which entitle the holder to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and shall include within the meaning of the term each Subsidiary, as defined above, of any Subsidiary of the Company.

     "Surviving Corporation" shall have the meaning set forth in Section 1.01.